Exhibit 32

Section 1350 Certification

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (“Section 906”), Michael E. Manna and Philip A. Fain, the President and Chief Executive Officer and Chief Financial Officer and Treasurer, respectively, of Ultralife Corporation, certify that (i) the Annual Report on Form 10-K for the year ended December 31, 2025 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of Ultralife Corporation.

A signed original of this written statement required by Section 906 has been provided to Ultralife Corporation and will be retained by Ultralife Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

Date: March 23, 2026	/s/ Michael E. Manna
Michael E. Manna
President and Chief Executive Officer

Date: March 23, 2026	/s/ Philip A. Fain
Philip A. Fain
Chief Financial Officer and Treasurer

This certification is being furnished as required by Rule 13a-14(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code, and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liability of that Section. This certification shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that we specifically incorporate this certification by reference.